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                                                                     EXHIBIT 4.7

                                REDENVELOPE, INC.

                           WARRANT PURCHASE AGREEMENT

         This Warrant Purchase Agreement (the "Agreement") is made as of November 13, 2001 by and between RedEnvelope, Inc., a Delaware corporation
(the "Company"), and Camelot Ventures, LLC, a Michigan limited liability company (the "Lender").

                                    RECITALS

         A. The Company and the Lender have entered into a Credit Agreement dated as of even date herewith (the "Credit Agreement"); and

         B. As a condition to the Lender's execution of the Credit Agreement, the Company has agreed to issue to the Lender a warrant or warrants to purchase shares of its capital stock in accordance with the terms of this Agreement (each, a "Warrant" and collectively, the "Warrants").

                                    AGREEMENT

         In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1.       PURCHASE AND SALE OF WARRANT(S).

                  1.1 SALE AND ISSUANCE OF INITIAL WARRANT. Subject to the terms and conditions of this Agreement and upon the execution by the Company and Lender of the Credit Agreement whereby the Lender provides a $2,000,000 credit facility to the Company, the Company shall sell and issue to the Lender, and the Lender shall purchase from the Company, for a purchase price of $0.01, a Warrant, in substantially the form attached as Exhibit A hereto, to purchase 250,000 shares of the Company's Preferred Stock (as such term is defined in the Warrants).

                  1.2      SALE AND ISSUANCE OF SUBSEQUENT WARRANTS.

                  (a) Subject to the terms and conditions of this Agreement and following the date of the initial Advance (as such term is defined in the Credit Agreement), if any, of funds to the Company under the Credit Agreement, the Company shall sell and issue to the Lender, and the Lender shall purchase from the Company, for a purchase price of $0.01, a Warrant, in substantially the form attached as Exhibit A hereto, to purchase an additional 250,000 shares of the Company's Preferred Stock.

                  (b) In the event that the aggregate of all Advances (as such term is defined in the Credit Agreement) made to the Company by the Lender pursuant to the Credit Agreement exceeds $1,000,000, the Company shall, subject to the terms and conditions of this Agreement,

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sell and issue to the Lender, and the Lender shall purchase from the Company, for a purchase price of $0.01, a Warrant, in substantially the form attached as Exhibit A hereto, to purchase an additional 250,000 shares of the Company's Preferred Stock. In the event that the aggregate Advances to the Company pursuant to the Credit Agreement exceed $1,000,000, the Company may, in its discretion, issue to Lender pursuant to this Section 1.2 one Warrant exercisable for 500,000 shares of Preferred Stock in lieu of two Warrants each exercisable for 250,000 shares of Preferred Stock.

                  In no event shall the Company be obligated to issue Warrants to purchase in excess of an aggregate of 750,000 shares of Preferred Stock (as adjusted for stock splits and the like occurring after the date hereof) pursuant to the terms of this Agreement. The Warrant(s) and the equity securities issuable upon exercise of the Warrant(s) (and the securities issuable upon conversion of such equity securities) are collectively referred to herein as the "Securities."

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to the Lender that, except as set forth on a Schedule of Exceptions attached as Exhibit B hereto, which exceptions shall be deemed to be representations and warranties as if made hereunder.

                  2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and legal right to own and operate its assets and to carry on its business as now conducted and as proposed to be conducted, and to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would reasonably be expected to have a material adverse effect on its business or properties.

                  2.2 CAPITALIZATION. The authorized capital of the Company consists of:

                  (a) 41,975,303 shares of Preferred Stock, $0.001 par value per share, of which (i) 7,694,809 shares have been designated Series A Preferred Stock, 7,337,634 of which are issued and outstanding as of the date hereof, (ii) 4,510,000 shares have been designated Series B Preferred Stock, all of which are issued and outstanding as of the date hereof, (iii) 6,491,498 shares have been designated Series C Preferred Stock, all of which are issued and outstanding as of the date hereof, (iv) 2,278,996 shares have been designated Series D Preferred Stock, all of which are issued and outstanding as of the date hereof, and (v) 21,000,000 shares have been designated Series E Preferred Stock, 17,291,788 of which are issued and outstanding as of the date hereof. The rights, privileges and preferences of the Preferred Stock are as stated in the Company's Amended and Restated Certificate of Incorporation.

                  (b) 80,000,000 shares of Common Stock, $0.001 par value per share, 3,804,333 shares of which are issued and outstanding. The Company has reserved sufficient shares of Common Stock for issuance upon conversion of the issued and outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

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                  (c)      The Company has reserved 9,636,959 shares of Common
Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1999 Stock Plan duly adopted by the Board of Directors and approved by the Company stockholders (the "Stock Plan"). Of such reserved shares of Common Stock, options to purchase 4,649,339 shares have been granted and are currently outstanding, options to purchase 445,000 shares have been committed for issuance and 327,532 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

                  (d) Except as set forth above and as set forth in the Investor Agreements (as such term is defined in Section 6 below), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

                  (e) All outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with applicable state and federal securities laws. The issuance of such shares by the Company did not violate any preemptive rights or rights of first refusal held by third parties (other than rights that were previously waived by such parties).

                  (f) Except for the Investor Agreements, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that modifies, restricts or otherwise affects the right of a Company stockholder to vote its shares of the Company's capital stock in accordance with the Company's Amended and Restated Certificate of Incorporation.

                  2.3 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the authorization, sale, issuance and delivery of the Warrants and the performance of all obligations of the Company hereunder and thereunder has been taken, and the Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Notwithstanding the foregoing, the parties acknowledge that the Company has not yet authorized, or reserved for issuance, the Preferred Stock issuable upon exercise of the Warrants or the Common Stock issuable upon conversion thereof.

                  2.4 FINANCIAL STATEMENTS. The Company has delivered to Lender (a) unaudited financial statements of the Company as at and for the fiscal year ended April 1, 2001, (b) unaudited financial statements of the Company, as applicable for the six (6) month period ended September 30, 2001, and (c) weekly sales updates comparing actual sales to the Company's plan, forecast and sales for the same period during the preceding fiscal year, for each week beginning October 10, 2001 through and including the Closing. The financial statements referred to in clause (a) of this Section 2.4 are true and correct in all material respects, have been

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prepared in accordance with GAAP, and fairly present both the financial condition of the Company, as of April 1, 2001 and the results of the Company's operations for the fiscal year ended therein. The financial statements referred to in clause (b) of this Section 2.4 are true and correct in all material respects, have been prepared in accordance with GAAP (except as otherwise noted therein and, except for the absence of footnotes and normal year end adjustments), and fairly present both the financial condition of the Company, as of the dates indicated therein and the results of the Company's operations for the period indicated therein. At September 30, 2001, the Company has no liabilities or obligations (absolute, accrued, contingent or otherwise) of any nature, whether or not required by GAAP to be reflected in such financial statements, which are, individually or in the aggregate, material to the condition, financial or otherwise, or operations of the Company as of that date which are not reflected on such financial statements. There has been no adverse change in the condition, financial or otherwise, or operations of the Company since September 30, 2001, nor has there otherwise occurred a Material Adverse Effect, subsequent to such date.

                  2.5 DEFAULT. There are no payment defaults by the Company and no other defaults which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect under any loan agreement, indenture, mortgage, security agreement, lease, franchise, permit, license or other material agreement or material obligation to which it is a party or by which any of its properties may be bound. The Company is paying its debts as they become due except for debts the Company is contesting in good faith by appropriate actions and/or proceedings diligently pursued and for which it has established adequate reserves in conformity with GAAP and to the reasonable satisfaction of Lender.

                  2.6 COMPLIANCE WITH LAWS AND MATERIAL AGREEMENTS. The execution, delivery and performance by the Company of this Agreement and the Warrants issuable hereunder, do not and will not violate its Certificate of Incorporation or Bylaws or any law or any order of any court, governmental authority or arbitrator, and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien (except Permitted Liens) upon any assets of the Company pursuant to the provisions of any loan agreement, indenture, mortgage, security agreement, franchise, permit, license or other instrument or agreement by which the Company or any of its properties is bound. No authorization, approval or consent of, and no filing or registration with, any court, governmental authority or third Person is or will be necessary for the execution, delivery or performance by the Company of this Agreement or the Warrants issuable hereunder or the validity or enforceability thereof, except for filings required under applicable state securities laws. All authorizations, approvals, consents, filings and registrations described under Section 2.6 of the Schedule of Exceptions have been obtained. The Company is not in violation of any term of its (i) Certificate of Incorporation or Bylaws or (ii) any contract, agreement, judgment or decree, and (iii) is in full compliance with all applicable laws, regulations and rules, except with respect to any item in clause (ii) or (iii) when such violation or non-compliance could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  2.7 ENVIRONMENTAL CONDITION OF THE PROPERTY. To the best of the Company's knowledge:

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                  (a)      The location, construction, occupancy, operation and
use of the Property do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or other body exercising similar functions, or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property, including, without limitation, all applicable zoning ordinances and building codes, flood disaster, occupational health and safety laws and Environmental Laws and regulations (as referred to in this Section 2.7, collectively, "applicable laws");

                  (b) Without limitation of clause (a) of this Section 2.7, neither the Company nor the Property is subject to any existing, pending or threatened investigation or inquiry by any governmental authority or subject to any remedial obligations due to violations of applicable laws;

                  (c) The Company is not subject to any liability or obligation relating to (i) the environmental conditions on, under or about the Property, including, without limitation, the soil and ground water conditions at the Property, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Polluting Substance;

                  (d) There is no Polluting Substance or other substance that may pose any risk to safety, health or the environment on, under or about any Property;

                  (e) No Polluting Substances have been disposed of or otherwise released on, onto, into, or from the Property, and the use which the Company makes and intends to make of the Property does not and will not result in the disposal or other release of any Polluting Substances on, onto, into or from the Property; and

                  (f) The Company has been issued all required federal, state and local licenses, certificates or permits relating to, and the Property, the Company and the Company's facilities, business, assets, leaseholds and equipment are all in compliance in all respects with all applicable federal, state and local laws, rules and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, Polluting Substances, or other environmental, health or safety matters.

                  2.8 LITIGATION AND JUDGMENTS. There is no action, suit, proceeding or investigation before any court, governmental authority or arbitrator pending, or to the knowledge of the Company threatened, against or affecting the Company, this Agreement, and/or the Other Agreements. There are no outstanding judgments against the Company. None of the matters listed under
Section 2.8 of the Schedule of Exceptions could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  2.9 RIGHTS IN PROPERTIES; LIENS. The Company has good and indefeasible title to all material properties and assets reflected on its balance sheets, and none of such properties or assets is subject to any Liens, except Permitted Liens. The Company enjoys peaceful and undisturbed possession under all leases necessary for the operation of its other properties, assets, and businesses and, to its knowledge, all such leases are valid and subsisting and are in full force and effect. There exists no default under any provision of any lease which

                                      -5-

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would permit the lessor thereunder to terminate any such lease or to exercise any rights under such lease which, individually or together with all other such defaults, could have a Material Adverse Effect. The Company has the right to use all of the Intellectual Property necessary to its business as presently conducted, and the Company's use of the Intellectual Property, to its knowledge, does not infringe on the rights of any other Person. To the best of the Company's knowledge, no other Person is infringing the rights of the Company in any of the Intellectual Property. The Company owes no royalties, honoraria or fees to any Person by reason of its use of the Intellectual Property.

                  2.10 TAXES. The Company has filed all tax returns (federal, state, and local) required to be filed, including, without limitation, all income, franchise, employment, property, and sales taxes, and has paid all of its tax liabilities, other than immaterial amounts and taxes that are being contested by the Company in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP with respect thereto have been established to the reasonable satisfaction of Lender. The Company knows of no pending investigation of the Company by any taxing authority or pending but unassessed tax liability of the Company. The Company has made no presently effective waiver of any applicable statute of limitations or request for an extension of time to file a tax return, and the Company is not a party to any tax-sharing agreement.

                  2.11 ERISA. The Company does not have or maintain any Employee Benefit Plans subject to ERISA or the Code, and has no liability, itself or as any member of a Controlled Group, under ERISA or the Code with respect to any plan it does maintain or has maintained for the benefit of its employees.

                  2.12 DISCLOSURE. No representation or warranty made by the Company in this Agreement contains or will contain any untrue material fact or omits to state any material fact necessary to make the statements herein or therein, taken as a whole, not misleading. There is no fact known to the Company which the Company has determined has a Material Adverse Effect, or which the Company has determined could have a Material Adverse Effect, that has not been disclosed in writing to Lender.

                  2.13 NO LABOR DISPUTES. The Company is not involved in any labor dispute. There are no strikes or walkouts or union organization of any of the Company's employees threatened or in existence and no labor contract is scheduled to expire during the term of the Credit Agreement.

                  2.14 INSURANCE. The amount and types of insurance carried by the Company, and the terms and conditions thereof, are substantially similar to the coverage maintained by companies in the same or similar business as the Company and similarly situated.

         All capitalized terms contained in this Section 2 that are not otherwise defined in this Agreement shall have the meanings ascribed to them under the Credit Agreement.

         3. COVENANTS REGARDING ISSUANCE OF STOCK UPON EXERCISE OF WARRANTS. The Company covenants that:

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                  (a)      The shares of Preferred Stock issuable on exercise of
the Warrants when issued and paid for in accordance with the terms of the Warrants, will be duly authorized, validly issued, fully paid, and nonassessable and will not be subject to preemptive rights, rights of first refusal, or similar rights of a third party.

                  (b) Prior to the exercise of any Warrant in accordance with its terms, the Company will have authorized and reserved a sufficient number of shares of the Company's securities into which such Warrant is exercisable to provide for the exercise in full of the Warrants.

                  (c) The Company has authorized and available for issuance, or shall, prior to January 31, 2002, authorize and make available for issuance, 750,000 shares of Series E Preferred Stock and shall reserve such shares for issuance upon exercise of the Warrants; provided, however, that in the event that the Warrants are not issuable for Series E Preferred Stock or are issuable for less than 750,000 shares of Series E Preferred Stock, the Company shall no longer be required to reserve any shares that are not issuable upon exercise of such Warrants.

         4. REPRESENTATIONS AND WARRANTIES OF THE LENDER. The Lender hereby represents and warrants to the Company that:

                  4.1 AUTHORIZATION. The Lender has full power and authority to enter into this Agreement and this Agreement, when executed and delivered by the Lender, will constitute the valid and legally binding obligation of the Lender, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

                  4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Securities to be acquired by the Lender will be acquired for investment for the Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Lender further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Lender has not been formed for the specific purpose of acquiring any of the Securities.

                  4.3 KNOWLEDGE. The Lender is aware of the Company's business affairs and financial condition, has had an opportunity to discuss the Company's business affairs and financial condition with the Company's management, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

                  4.4 RESTRICTED SECURITIES. The Lender understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment

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intent and the accuracy of the Lender's representations as expressed herein. The
Lender understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Lender must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Lender acknowledges that the Company has no obligation to register or qualify the Securities for resale except as required by Section 6 below. The Lender further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Lender's control, and which the Company is under no obligation and may not be able to satisfy.

                  4.5 NO PUBLIC MARKET. The Lender understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Securities.

                  4.6 LEGENDS. The Lender understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

                           (a)      "THE SECURITIES REPRESENTED BY THIS
CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                           (b)      Any legend required by the Blue Sky laws of
any state to the extent such laws are applicable to the shares represented by the certificate so legended.

                  4.7 ACCREDITED INVESTOR. The Lender is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         5. CONDITIONS OF THE COMPANY'S OBLIGATIONS TO ISSUE WARRANTS. The obligations of the Company to issue any Warrant to the Lender pursuant to the terms of this Agreement are subject to the following conditions, unless otherwise waived by the Company:

                  5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Lender contained in Section 4 shall be true on and as of the date of issuance of such Warrant with the same effect as though such representations and warranties had been made on and as of such date.

                  5.2 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in

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connection with the lawful issuance and sale of such Warrant pursuant to this
Agreement shall be obtained and effective as of the date of issuance of such Warrant.

         6.       INVESTOR AGREEMENTS.

                  Upon issuance of shares of Preferred Stock to the Lender pursuant to any exercise of the Warrants, the Company shall take all action necessary (including obtaining any necessary consents of the Company's existing stockholders) to have the Lender become a party to (unless Lender is already a party to), and to have the Lender's shares of Preferred Stock issued upon exercise of the Warrant become eligible to receive the benefits accorded to all other holders of shares of similar Preferred Stock set forth in, those certain Amended and Restated Investors' Rights Agreement, Amended and Restated Investor's Right of First Refusal and Co-Sale Agreement, and Amended and Restated Voting Agreement, each dated as of July 17, 2000 and as amended to date (collectively, the "Investor Agreements"); provided, however, in the event the Company hereafter closes a preferred stock financing prior to such issuance, the term Investor Agreements shall be deemed to refer to any successor agreement or agreements containing similar benefits granted to holders of shares issued in such financing. The Lender acknowledges and agrees that any rights set forth in the Investor Agreements shall be conditioned upon Lender's execution of such agreements.

         7. CONDITIONS. The obligations of the Lender to purchase the Warrants hereunder are subject to satisfaction or waiver by the Lender of each of the conditions precedent to the obligations of the Lender under the Credit Agreement.

         8.       MISCELLANEOUS.

                  8.1 INTEGRATION. This Agreement, together with the attachments hereto, and the Credit Agreement constitute the entire agreement with respect to the subject matter hereof and thereof and supersede all previous written, and all previous or contemporaneous oral, negotiations, understandings, arrangements, and agreements.

                  8.2 REMEDIES. The failure of any party to enforce any right or remedy under this Agreement, or promptly to enforce any such right or remedy, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced. The parties hereby agree that in the event of any breach by a party of its obligations under this Agreement, the non-breaching party will be entitled, in addition to any and all other rights and remedies that it may have in law or in equity, to seek specific performance of such obligations from such breaching party.

                  8.3 SURVIVAL. All warranties, representations, and covenants made by any party in this Agreement or in any certificate delivered by such party or on its behalf under this Agreement will be considered to have been relied upon by the party to which it is delivered and will survive the Closing Date, the exercise or retirement of the Warrants and the repayment of the

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Obligations under the Credit Agreement, regardless of any investigation made by such party or on its behalf.

                  8.4 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement or the Warrant(s) issued hereunder, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  8.5 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  8.6 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

                  8.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  8.8 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  8.9 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

                  8.10 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction.

                  8.11 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Lender. Any amendment or waiver effected in accordance with this Section 8.11 shall be binding upon the Lender and each transferee of the Securities, each future holder of all such Securities, and the Company.

                  8.12 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith,

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in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement,
(b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                  8.13 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

                            [Signature page follows]

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         The parties have executed this Warrant Purchase Agreement as of the date first written above.

                                         COMPANY:

                                         REDENVELOPE, INC.

                                         By: /s/ Martin McClanan
                                             -----------------------------------

                                         Name:  Martin McClanan
                                                      (print)
                                         Title: Chief Executive Officer

                                         Address: 201 Spear Street, Third Floor
                                                  San Francisco, CA  94105

                                         Facsimile Number: (415) 371-1134

                                         LENDER:

                                         CAMELOT VENTURES, LLC

                                         By: /s/ David Katzman
                                             -----------------------------------

                                         Name:  David Katzman
                                                      (print)
                                         Title: Manager

                                         Address: 100 Galleria Officentre
                                                  Suite 419
                                                  Southfield, MI  48034
                                                  Attn: Nicholas J. Pyett

                                         Facsimile Number: (248) 827-3725

                  SIGNATURE PAGE TO WARRANT PURCHASE AGREEMENT